                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                               ----------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES AND EXCHANGE COMMISSION

                         Chase Credit Card Master Trust
                    (f/k/a Chemical Master Credit Card Trust I)
               -----------------------------------------------------
                             (Issuer of Securities)


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
              (formerly known as "The Chase Manhattan Bank (USA)")
                             (Sponsor of the Trust)
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)





       Delaware                                              22-2382028
     ------------                                           -------------
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification no.)

802 Delaware Avenue, 14th Floor, Wilmington, Delaware                  19801
------------------------------------------------------                -------
    (Address of principal executive offices)                         (zip code)


If this Form relates to the registration of  If this Form relates to the a class of debt securities and is effective registration of a class of debt upon filing pursuant to General Instruction securities and is to become
A(c)(1) please check the following:          effective simultaneously with the
                                             effectivenessof a concurrent
____                                         registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following:  ____


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                       Name of Each Exchange on Which
     to be so Registered                       Each Class is to be Registered

 ___________________________________        ___________________________________

 ___________________________________        ___________________________________


Securities to be registered pursuant to Section 12(g) of the Act:

Class A Floating Rate Asset Backed Certificates, Series 1998-2
--------------------------------------------------------------
                    (Title of class)

Class B Floating Rate Asset Backed Certicates, Series 1998-2
--------------------------------------------------------------
                    (Title of class)

===============================================================================
Class A 6.00% Asset Backed Certificates, Series 1998-3
--------------------------------------------------------------
                    (Title of class)

Class B 6.15% Asset Backed Certificates, Series 1998-3
--------------------------------------------------------------
                    (Title of class)

==============================================================================

Class A Floating Rate Asset Backed Certificates, Series 1998-5
--------------------------------------------------------------
                    (Title of class)

Class B Floating Rate Asset Backed Certificates, Series 1998-5
--------------------------------------------------------------
                    (Title of class)

==============================================================================
Class A Floating Rate Asset Backed Certificates, Series 1998-6
--------------------------------------------------------------
                    (Title of class)

Class B Floating Rate Asset Backed Certificates, Series 1998-6
--------------------------------------------------------------
                    (Title of class)

Item 1.  Description of Registrant's Securities to be Registered

     The Registrant has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-3 (file no. 333-43173) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of each prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectuses are hereby incorporated by reference herein.

Item 2.  Exhibits.

1.  Form of Pooling and Servicing Agreement.*



                               SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          The Chase Manhattan Bank USA,
                                          National Association


Date:  April 9, 1999                         By: /s/Patricia Garvey
                                                   ---------------------
                                                    Patricia Garvey


--------
* Incorporated by reference to the Registrant's Registration Statement No. 333-43173